Exhibit 10.1

                        SHARE PURCHASE AND SALE AGREEMENT

         This Agreement is made as of the 24 day of May, 2004 in Almaty, Kazakhstan between Tolmakov Toleush Kalmukanovitch, a citizen of the Republic of Kazakhstan, (hereinafter referred to as "Seller"), and BMB Munai, Inc. Representative office in Republic of Kazakhstan (Registration Cert.
(1)2845-1910-I-i (EO) dated 02.03.2004) presented by Mr. Cherdabayev, Director, acting on the basis of General Power of Attorney and Regulations, in the name and interest of the BMB Munai, Inc., a Delaware Corporation, (hereinafter referred to as "Purchaser")

                                Recitals of Fact

         A) On June 5, 2003 the Parties entered an agreement pursuant to which the Seller sold to the Purchaser a 70% (seventy percent) share and interest in the Company Emir Oil, LLP (hereinafter - Emir).

         B) As of the date of this Agreement, Seller owns 30% (thirty percent) of the Charter capital of Emir. Seller and Purchaser are the only Participants in Emir;

         C) Emir holds the rights under the Oil Contract for hydrocarbons exploration at Aksaz-Dolinnoe-Emir oil and gas field in Tyubkaragan region of Mangistau oblast with the Government of the Republic of Kazakhstan;

         D) Seller desires to sell to Purchaser the Seller's remaining interest and share in the Charter capital of Emir in amount of 30% (thirty percent) of the total share and interest of Emir;

         E) Purchaser desires to purchase the interest and share of Seller in Emir and thereby own 100% (one hundred percent) of the Charter capital of Emir pursuant to the terms of this Agreement.

                            Recitals of Consideration

         In consideration of the mutual covenants contained herein, the Seller and Purchaser agree as follows:


1.0  Definitions

         For purposes of this Agreement, the following definitions shall be applicable:

         1.1 "1933 Act" shall mean the Securities Act of 1933 in effect in the United States of America.

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         1.2 "1934 Act" shall mean the Securities Exchange Act of 1934 in effect in the United States of America.

         1.3 "Agreement" shall mean this Share Purchase and Sale Agreement, entered into as of May 24, 2004 in the Republic of Kazakhstan, Almaty, between Mr. T.K. Tolmakov and BMB Munai, Inc., Representative office in the name of BMB Munai, Inc.

         1.4  "Agreement Effective Date" shall mean May 24 2004.

         1.5 "BMB Munai" shall mean BMB Munai, Inc., a Delaware Corporation, which has registered its $.001 par value, common shares, under section 12(g) of the 1934 Act, Commission file number 000-28638, and trades its common shares on the OTCBB under the trading symbol BMBM.

         1.6 "BMB Common Shares" shall mean BMB Munai, $.001 par value, common shares.

         1.7 "Commission" shall mean the United States Securities and Exchange Commission.

         1.8 "Corporate Laws of Kazakhstan" shall mean the Law of the Republic of Kazakhstan No.220-1 Concerning Limited and Additional Liability Partnerships (of April 22, 1998), the Decree of the President of the Republic of Kazakhstan No.2198, valid of Law, Concerning the State Registration of Legal Entities (of April 17, 1995), the Order No.66 of the Registration Service Committee of the Justice Ministry of the Republic of Kazakhstan Concerning Approval of the Rules for the State Registration of Legal Entities (of April 23, 1999).

         1.9 "Corporate Law of Delaware" shall mean the General Corporation Law of the State of Delaware, as amended.

         1.10 "Emir Share" shall mean shares/parts of owners participation in the Charter capital of Emir, which constitute the subject of sale in the Agreement and which amount to a total of 30% (thirty percent) of the Charter capital and equity of Emir, and which by the Registration shall be transferred to Purchaser.

         1.11 "Laws on Subsurface Use" shall mean the Decree of the President of the Republic of Kazakhstan, valid of Law, On Oil dated June 28, 1995, the Decree of the President of the Republic of Kazakhstan On Subsurface and Subsurface Use dated January 27, 1996, the Resolution of the Government of the Republic of Kazakhstan On Approval of Regulations for the Procedure of Concluding Contracts for Execution of Subsurface Operations in the Republic of Kazakhstan and On the Procedure for Issuing Permits for Pawning the Subsurface Use Right dated May 27, 1998, the Resolution of the Government of the Republic of Kazakhstan On Approval of the Regulations on the Procedure of Subsurface Use Licensing in the Republic of Kazakhstan" dated August 16, 1996, the Resolution of the Government of the Republic of Kazakhstan On the Approval of the Rules for Granting the Subsurface

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Use Right in the Republic of Kazakhstan with amendments made as the date of the
Oil Contract's state registration or as of the date of the License issuance or as of the date of the state registration of Annex No.1 applied to the Oil Contract, the License or Annex No.1 accordingly. The terms "Oil Contract" and "Annex No.1" are herein viewed as having the same meaning (interpreted jointly), excluding provisions of this clause.

         1.12 "Legislation" shall mean the current legislation of the Republic of Kazakhstan, including the Corporate Laws and the Laws on Subsurface Use.

         1.13 "License" shall mean the License of Series AI No. 1552 dated April 30, 1999 for the right to Subsurface use in the Republic of Kazakhstan issued to Zhanaozensky Repair and Engineering Plant Limited Liability Partnership by the Government of the Republic of Kazakhstan.

         1.14 "Oil Contract" shall mean Contract No.482 on Raw Hydrocarbons Exploration at Aksaz-Dolinnaya-Emyr site in Tybkargansky region of the Mangystau Oblast signed between Zhanaozensky Repair and Engineering Plant LLP and the Government of the Republic of Kazakhstan, including Annex No.1 dated September 23, 2002 to the mentioned Contract (hereafter - "Annex No.1").

         1.15 "Participant" shall mean a legal entity or individual possessing the property right of a Share in Emir (regardless of amount), as reflected in the foundation documents of Emir, including subsequent participants of Emir.

         1.16  "Parties" shall mean Seller and Purchaser collectively.

         1.17 "Partnership" or "Emir" shall mean Emir-Oil Limited Liability Company (Comradeship) registered with Almaty Justice Department on March 20, 2002, the State Re-Registration Certificate No.46678-1910-LLP issued by Almaty Justice Department on March 20, 2002.

         1.18 "Purchase Price" shall mean the BMB Common Shares issued to Seller as full payment for the Emir Share purchased by the Purchaser from the Seller as set forth in section 2.0 of the Agreement.

         1.19 "Purchaser" shall mean BMB Munai, Inc., a Delaware Corporation, with its principal office at 500 Fifth Avenue, Suite 4810, New York, New York 10110.

         1.20 "Registration" or "re-registration" shall mean registration of the change in the percentage ratio of the Participants' shares in accordance with the Corporate Laws of Kazakhstan and amendments thereto in form of a re-registration of the Companies and amendments and additions to the Companies' foundation documents.

         1.21 "Seller" shall mean Emir's Participant, the citizen of the Republic of Kazakhstan Tolmakov Toleush Kalmukanovitch, identity card No.007440588 issued by MIA

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RK dated March 18,1998, residing at: 7, 55, micro-region 1, Zhanaozen, Mangistau oblast.

         1.22 "Share Transfer" shall mean transfer of the Emir Share from Seller to Purchaser, which is executed in accordance with the Agreement and includes the corresponding Registration with all the required state bodies.


2.0  Agreement of Purchase and Sale

         2.1. Seller hereby agrees to sell and transfer to the Purchaser the Emir Share, which represents a 30% of the total interest in Emir.

         2.2. Purchaser hereby agrees to purchase the Seller' interest and Emir Share in Emir and pay Seller the Purchase Price in accordance with Section 4.0 of the Agreement.

         2.3. The Purchase Price of the Emir Share will be 3,500,000 (Three Million Five Hundred Thousand) restricted common shares of BMB Munai. Seller will bear at his sole expense and responsibility any cost incurred by him as a result of the sale and transfer including all taxes, obligatory payments or other financial liabilities of the Seller.


3.0  Rights and Obligations of the Parties

         3.1. Seller shall be entitled:

         a.) to receive certificate(s) for 3,500,000 (Three Million Five Hundred Thousand) BMB Common Shares on or before the date of the extraordinary General Meeting of Participants to approve the re-registration of the amended Charter and Foundation Agreement of Emir, which will occur within 20 days after the date of the Agreement unless extended by written agreement of the Parties;

         b.) to have all the rights of a shareholder of BMB Munai upon delivery of the certificates for the BMB Common Shares as provided by the Corporate Laws of Delaware and BMB Munai Articles of Incorporation and By-laws.

         3.2. Seller shall be obliged:

         a.) to sell and transfer the Emir Share to Purchaser in accordance with
Section 2.0 hereof;

         b.) to sign all required documents related to the transfer of the Emir Share necessary to make Purchaser the sole Participant in Emir.

         3.3. Purchaser shall be entitled:

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         a.) to receive the Emir Share in Emir which shall be sold and transferred by Seller in accordance with this Agreement;

         b.) to conduct Emir's activity and business administration in accordance with the Legislation and Emir's foundation documents as set forth in the Registration and as amended by the re-registration contemplated by this Agreement;

         c.) to introduce its nominee to the General Meeting of Participants for Emir's Director position;

         d.) to receive profit from Emir's activity in accordance with the Legislation, Emir's foundation documents, as amended, and decisions of the General Meeting of Participants; and

         e.) to sell, pledge or in any other way assign its interest in Emir or to sell, pledge or in any way encumber or assign Emir's property, as provided by the Legislation.

         3.4. Purchaser shall be obliged:

         a.) to pay the Seller for the sale and transfer of the Emir Share under the terms and the procedure established by the Agreement;

         b.) to observe the requirements of Emir's foundation documents as amended from time to time.

         3.5 Immediately upon delivery of the Purchase Price by the Purchaser to the Seller, the Parties shall undertake to perform all actions required for registration of the Purchaser's right to the Share, as follows:

         a.) Not later than 10 days after the date of this Agreement the Parties shall cause the Director to call the extraordinary General Meeting of Participants to:

         i) Approve the re-registration of Emir to reflect the change in Emir participants;

         ii) Approve and execute an amended Charter and the Foundation Agreement of Emir;

         iii) Appointment of the Director of Emir.

         b.) The Parties agree to promptly obtain notarization of the amended Charter of Emir, as approved by the General Meeting of Participants.

         c.) The Parties will cooperate to complete the re-registration (including registration with the tax and statistical bodies) within 20 days after the date of the Agreement.

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         3.6 Rights and obligations of the Parties indicated in this Section 3.0 are not exhaustive. Other rights and obligations of the Parties are stipulated in the corresponding Sections hereof. Parties, moreover, shall have rights and bear obligations, provided by the Legislation.


4.0  Representations and Warranties of the Parties

         4.1. In addition to the guarantees, assurances and undertakings indicated in other sections hereof, Seller represents and warrants, as of the date of the Agreement and as of the conclusion of the Agreement, the following:

         a.) Legal form. Emir is a legal entity, duly established, and registered as a limited liability partnership, actually existing and operating in proper financial condition in accordance with the Legislation. Emir has carried out and carries out economic activity in strict compliance with the Legislation.

         b.) Documentation. At conclusion of this Agreement Seller shall transfer to Purchaser the original Foundation Agreement and the Charter, as well as the Contract on Subsidiary Status Assignment dated March 20, 2002, registration documents of Emir as of the date of this Agreement and all other Partnership documents in his possession.

         c.) Charter capital. Charter capital of Partnership amounts to 82,300 (eighty-two thousand three hundred) Tenge. There are no claims, rights, contracts, liabilities, understandings, restrictions or agreements regarding sale or transfer of any Share in the Charter capital of Emir. Charter capital of Emir is fully paid without the right to claim additional payment or any other burden. Seller is not tied down to any liability, agreement or understanding (oral or written) to sell or in other way dispose of Shares in the Charter capital in favor of the third persons, except for Purchaser. Purchaser acquires legal and actual property right to 30% (thirty percent) in the Charter capital of Emir without any restriction or burden.

         d.) Authority. Seller owns 30% (thirty percent) of the Charter fund in Emir. Seller has all necessary authority to possess Share and conclude this Agreement. The Share being sold to Purchaser is free from any rights or claims of the third persons. This Agreement constitutes a valid and binding agreement between Seller and Purchaser on sale of the Share, equal to 30% of Emir's Charter capital. Following the consummation of the Agreement Purchaser will own 100% of the interest, capital and share of Emir.

         e.) Oil Contract. The Oil Contract has been concluded with observance of all requirements of the Laws on Subsurface Use. Emir is the Contractor under the Oil Contract and has full right to execution of subsurface use operations under the Oil Contract and the Legislation. The right to subsurface use under the Oil Contract has been assigned to Emir in compliance with the Laws on Subsurface Use. Written permission of the Competent bodies for assigning the right to Subsurface use to Emir under the Oil Contract, as provided by the Laws

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

on Subsurface Use, is available. Validity of this clause does not apply to contradictions between the License and the Oil Contract.

         f.) Violations. There are no claims and/or pretensions and /or legal action of any kind in court and out of court procedure to property of Emir and/or its right (including under the Oil Contract) on behalf of any legal entities and/or individuals, the state and the state bodies, including foreign. Property of Emir and/or its rights (including under the Oil Contract) are not pledged to guarantee any obligations of any third parties. Conclusion and execution of this Agreement by the Seller:

                  i.) neither violates, nor contradicts any provision of the Foundation Agreement or the Charter of Emir;

                  ii.) neither violates, nor contradicts any regulations of the Legislation;

                  iii.) does not violate any orders, court bans, court rulings, resolutions or instructions of any court or state bodies applicable to Emir;

                  iv.) does not violate and does not entail cancellation, alteration, recall or cease of any certificate, permit or another document, issued to Emir by the state authorities, including the Oil Contract.

         g.) Accounting balance and tax reports. Accounting balance submitted by Seller to Purchaser is prepared in accordance with the appropriate accounting standards. Accounting balance reflects objectively and authentically in all aspects the financial condition and results of Emir's activity as of the date of such balance making. Except for information given in the Accounting balance, Emir has no material liability or other financial liabilities. Tax reports have been executed in strict compliance with the legislation since the date of Emir's state registration till this Agreement's conclusion. Seller guarantees absence and excludes possibility of imposition of any claims, bans, arrests and other sanctions by tax and other fiscal bodies, related to Emir's execution of tax and financial liabilities.

         h.) Securities Law Exemption. To induce BMB Munai to issue the certificates representing the Purchase Price, Seller affirms:

                  i.) Seller is not a U.S. Person;

                  ii.) At the time the Seller executed the Agreement, Seller was outside the United States;

                  iii.) No offer to sell or purchase the Shares was made in the United States;

                  iv.) Seller has not engaged in nor will engage in any "Directed Selling Efforts," i.e., any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased by the Seller.

                  v.) Seller is purchasing the Shares for its own account and for investment purposes and not with the view towards distribution or for the account of a U.S. Person;

                  vi.) All subsequent offers and sales of the shares shall be made in compliance with Regulation S and/or pursuant to registration of the Shares under the 1933 Act or pursuant to

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

                  an exemption from registration under the 1933 Act, including but not limited to, compliance with the applicable provisions under the Act. In any case, the Shares will not be resold to U.S. Persons or within the United States until after the end of a one year restricted period commencing on the date of Closing of the purchase of the Shares and otherwise in compliance with Rule 904 of Regulation S;

                  vii.) The undersigned has received and carefully reviewed this Agreement, and except for the Agreement, the undersigned has not been furnished with, by Purchaser or BMB Munai or any agent, employee or affiliate of the BMB Munai or other person or firm, any other materials literature, promises, or representations or warranties relating to BMB Munai or BMB Common Shares, or the offer and sale of the BMB Common Shares;

                  viii.) The undersigned has had a reasonable opportunity to ask questions of and receive answers form the representatives of BMB Munai concerning it and the shares to which this documents relates, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

                  ix.) The undersigned has such knowledge and expertise in financial and business matters such that the undersigned is capable of evaluating the merits and risks involved in an investment in the BMB Munai Common Shares, and that the undersigned has read and has access to all public filings of BMB Munai, as available at the Commission;

                  x.) The undersigned understands that the Company has determined that the exemption from the registration provisions of the 1933 Act, which is based upon non-public offerings and other exemptions, such as the off shore offering and sale of these Securities, and possible other exemptions, may and or are applicable in part or whole to the offer and sale of the Securities, based, in part, upon the representations of the Seller, and the undersigned understands the Securities have not been registered under the 1933 Act and BMB Munai is under no obligation to register the BMB Common Shares under the Act or any state securities laws, or to take action to make any

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

                  exemption from any such registration provisions available (the Securities are "restricted securities" under the meaning of Rule 144 of the Commission and shall be legended as such);

         4.2. In addition to the guarantees, assurances and undertakings indicated in other sections hereof, Purchaser represents and warrants, as of the date of the Agreement and as of the conclusion of the Agreement, the following:

         a.) Legal form. Purchaser is a corporation, duly established, existing and operating in compliance with the laws of State of Delaware and BMB Munai, Inc. is a corporation, duly established, existing and operating in compliance with the laws of the State of Delaware.

         b.) Legality. The BMB Common Shares when issued against completion of the transfer of the Emir Share to the Purchaser will be validly issued, fully paid and non-assessable common shares of BMB Munai.

         c.) This Agreement constitutes a valid and binding obligation of the Purchaser to purchase the Emir Share from the Seller.

         4.3. The representations and warranties of the Parties shall remain in force and effect for a period of one year after the term of the Agreement.


5.0 Dispute Resolution

         5.1 The Parties shall attempt to resolve all disputes and disagreements arising under this Agreement through negotiations. In the event that a dispute remains unsolved through negotiations after 30 days, then the Parties shall transfer the disputable issue for its resolution before one or more arbitrators, as designated by the regulations of the International Arbitration Court of the Republic of Kazakhstan, 2-nd floor, 43, Dostyk Business center, Dostyk avenue, Almaty, 480021, Kazakhstan.


6.0 Term and Termination of the Agreement

         6.1. The term of this Agreement shall be begin the Agreement Effective Date and shall end on the date the BMB Common Shares are delivered to the Seller or the date the re-registration of Emir is completed, whichever is later.

         6.2. This Agreement may be terminated in the event of any of the following events:

         a.) upon the mutual written consent of the Parties to the Agreement.

         b.) upon the material breach of this Agreement by the other party.

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         6.3 In addition to any other remedy available to the non-defaulting party, the non-defaulting party shall have to right to obtain specific performance of this Agreement and be reimbursed expenditures incurred to have the Agreement enforced or obtain damages, including lost profit.

         6.4 Except for the payment or contribution of money, issuance of securities or voting as specified herein, neither Party will be liable to the other for any failure or delay of performance or other consequence that is due to any act of God, act of government, war civil disturbance or other cause beyond such party's reasonable control and power to remedy.


7.0  Final and Transitional Provisions

         7.1 This Agreement contains the entire agreement of the Parties in relation to its subject matter and supercedes all prior oral and written communications between the Parties concerning, and constitutes their sole and exclusive understanding with respect to, the subject matter hereof. This Agreement will be executed in Russian and English. In the event of discrepancies between the Russian and the English versions of the Agreement, the English version of the Agreement shall prevail. This Agreement may be executed in one or more counterparts and each shall have the force and effect of an original.

         7.2 The waiver, express or implied, by either Party of the exercise of any right hereunder will not constitute a waiver of the subsequent exercise of such right or a waiver of any other right. This Agreement may be amended only by an instrument in writing signed by the duly authorized representative of the Party to be bound.

         7.3 Neither Party may assign its rights or delegate its obligations hereunder without the written consent of the other Party, which consent may be withheld at the sole discretion of such other Party. Any purported assignment or delegation, in the absence of such consent, is void and without effect.

         7.4 If any of the provision of this Agreement that shall be finally determined to be prohibited or unenforceable in any jurisdiction will, as to such provision and jurisdiction only, be deemed limited or severed to the minimum extent of such prohibition and unenforceability and subject to such limitation or severance, this Agreement will continue in effect in accordance with its terms and conditions. The Parties shall nevertheless negotiate in good faith in order to agree to the terms of a mutually satisfactory provision, achieving as nearly as possible the same commercial effect, to be substituted for the provision so found to be void or unenforceable.

         7.5 Each of the Parties shall pay its own costs, charges and expenses, including taxation, incurred in connection with the negotiation, preparation and implementation or performance of this Agreement and the transactions

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contemplated by it. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement. Each Party has been represented by legal counsel in the negotiation and preparation of this Agreement and therefore as a matter of contract interpretation this Agreement shall not be construed in favor or against either Party.

         IN WITNESS WHEREOF the Parties have caused this Agreement to be executed on the date and in the place indicated above.


"Seller"

/s/ Tolmakov Toleush Kalmukanovitch
-----------------------------------
Tolmakov Toleush Kalmukanovitch

citizen of the Republic of Kazakhstan Tolmakov Toleush Kalmukanovitch, identity card No.007440588 issued by MIA RK dated March 18,1998, residing at: 7, 55, micro-region 1, Zhanaozen, Mangistau oblast.




"Purchaser"


/s/ B. T. Cherdabayev
-----------------------
Cherdabayev B. T.



BMB Munai, Inc.
office at 500 Fifth Avenue, Suite 4810, New York, New York 10110

BMB Munai, Inc.
Representative office in Kazakhstan, Almaty, Kazybek bi, 20 A, 309

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